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                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT


     This Second Amended and Restated Shareholders Agreement (this "AGREEMENT") is entered into as of the 13th day of January, 2000 between Servicesoft Technologies Inc., a Delaware corporation ("SERVICESOFT") and those shareholders whose names are set forth on Schedule A. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 hereof.

     WHEREAS, the Company, certain of the Major Shareholders (the "Original Major Shareholders") and certain other parties entered into an Amended and Restated Shareholders Agreement dated June 18, 1999 (the "Amended and Restated Shareholders Agreement") which amended and restated a previous Stockholders Agreement dated February 12, 1998;

     WHEREAS, the Original Major Shareholders are holders of Common Stock, par value $.01 per share ("Common Stock"), Series H Convertible Preferred Stock, par value $.01 per share (the "Series H Preferred"), Series I Convertible Preferred Stock, par value $.01 per share (the "Series I Preferred"), of the Company and/or Exchangeable Shares, which are exchangeable into Common Stock as Series H Preferred, as the case may be;

     WHEREAS, the holders of Exchangeable Shares possess certain rights, including the right to vote as a stockholder of the Company as if such Exchangeable Shares were Common Stock or Series H Preferred;

     WHEREAS, the Company and the holders (the "SERIES J HOLDERS") of shares of its Series J Convertible Preferred Stock, par value $.01 per share (the "SERIES J PREFERRED"; and collectively with the Series H Preferred and the Series I Preferred, the "Preferred Stock"), identified on Schedule A have entered into a Series J Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "SERIES J PURCHASE AGREEMENT");

     WHEREAS, as a condition to closing under the Series J Purchase Agreement and as an inducement to the Series J Holders to consummate the transactions contemplated by the Series J Purchase Agreement, the Company and the undersigned parties desire to amend and restate the Amended and Restated Agreement and to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree to amend and restate the Amended and Restated Agreement as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "BOARD" means the Board of Directors of the Company.
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         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in New York and Toronto are open for business during normal banking hours.

         "CERTIFICATE" means the Company's Certificate of Incorporation, as amended.

         "COMBINATION AGREEMENT" means that certain Combination Agreement dated February 12, 1999, whereby the Company completed a transaction with Balisoft and the shareholders of Balisoft received Exchangeable Shares.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "EXCHANGEABLE SHARES" means the Exchangeable Common Shares and Exchangeable Preferred Shares of Servicesoft Technologies (Canada), Inc.

         "INITIAL PUBLIC OFFERING" means the initial offering to the public of the Company's Securities pursuant to a firm commitment underwriting pursuant to the Securities Act.

         "MAJOR SHAREHOLDER" means (i) each shareholder listed on Schedule A and
(ii) a Permitted Transferee (as defined in Section 5) of any Major Shareholder.

         "PERSON" includes any individual, legal or personal representative, partnership, company, corporation, incorporated syndicate, unincorporated or incorporated association, trust or governmental agency, howsoever designated or constituted.

         "QUALIFIED PUBLIC OFFERING" means a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of the Company's Common Stock to the public with aggregate gross proceeds to the Company of not less than $30,000,000 and which places a value on the Company of not less than $250,000,000.

         "REGISTRATION RIGHTS AGREEMENT" means the Seventh Amended and Restated Registration Rights Agreement between the Company and certain of the Major Shareholders of even date herewith.

         "SECURITIES" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at this time.

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         "SERIES I PURCHASE AGREEMENT" means that certain Series I Purchase
Agreement dated as of June 18, 1999 by and among the Company and the holders of Series I Preferred.

                  "SUBSIDIARY," or collectively, "SUBSIDIARIES," of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

     2. Prohibited Transfer.

         (a) None of the Major Shareholders shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Servicesoft Shares (as hereinafter defined) owned by it except in compliance with the terms of this Agreement.

         (b) None of the Major Shareholders shall sell or dispose of all or any part of the Servicesoft Shares for any consideration other than cash or publicly traded securities without the approval of the Board of Directors of the Company (the "BOARD"), such approval to be provided or withheld on a consistent basis among Major Shareholders.

         (c) For purposes of this Agreement, the term "SERVICESOFT SHARES" shall mean and include all shares of capital stock of the Company and all Exchangeable Shares owned by a Major Shareholder, whether now owned or hereafter acquired and whether owned by a Major Shareholder or a transferee thereof. For purposes of calculating the number of Servicesoft Shares owned by a Major Shareholder under this Agreement, all Exchangeable Shares held by them shall be deemed to have been exchanged for the Servicesoft Shares for which they may be exchanged and all other shares of Common Stock which a Major Shareholder has the right to acquire from the Company upon the conversion, exercise or exchange of any of the Securities of the Company or its Subsidiaries then owned by such Major Shareholder shall be deemed to be Servicesoft Shares then owned by such Major Shareholder.

     3. Pre-Emptive Rights on Issues.

         (a) If any additional New Securities (as defined below) are to be issued by the Company other than pursuant to (i) the Company's 1994 Stock Option Plan, the Company's 1999 Stock Option and Grant Plan or any other stock option or grant plan approved by the Board, (ii) an exercise of the exchange rights of any of the Exchangeable Shares, (iii) any stock splits or stock dividends, (iv) bank and leasing warrants (not to exceed 5% of the total fully diluted equity of the Company), (v) any business combination transactions, provided, that such Securities are issued at fair market value, (vi) the exercise, conversion or exchange of Securities of the Company outstanding from time to time, the Company shall first offer such New Securities to the Major Shareholders by a written invitation to subscribe for the New Securities (the "INVITATION"). "NEW SECURITIES" means (i) shares of Common Stock, (ii) any other equity security of the Company (other than any shares of Series J Preferred issued and sold pursuant to the Series J Purchase Agreement), (iii) any debt security that is a combination of debt and equity,


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(iv) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company, or (v) any option, warrant or other right to subscribe for or purchase or otherwise acquire any equity security or any debt security of the Company.

         (b) Upon receiving an Invitation, each of the Major Shareholders shall have the right to purchase that number of New Securities as shall be equal to the number of New Securities multiplied by a fraction, the numerator of which shall be the number of Servicesoft Shares (on an as-if converted basis) then owned by such Major Shareholder and the denominator of which shall be the total number of shares of Common Stock determined on a fully diluted, as-if converted or exercised basis. The Major Shareholders shall have ten days from their receipt of the Invitation in which to give a notice to the Company of such Major Shareholder's intention to purchase all or any of the New Securities to which it is entitled and shall indicate in such notice the maximum number of New Securities which such Major Shareholder is willing to purchase (which number may be greater than its pro rata entitlement set out above). If any Major Shareholder does not accept its full pro rata entitlement as set out in this
Section 3(b), such unaccepted New Securities shall be deemed to have been offered to the Major Shareholders who indicated that they would accept greater than their pro rata entitlement and each such Major Shareholder is entitled to acquire such unaccepted New Securities pro rata based upon the number of Servicesoft Shares owned by all such Major Shareholders.

         (c) In the event that after the Invitation has been issued and the ten day period referred to above has elapsed, there remain some of the New Securities which have not been taken up and paid for by the Major Shareholders, then the New Securities not so taken up (for the purposes of this Section 3, the "REMAINING NEW SECURITIES") may be issued to such Persons as the directors in their discretion determine, provided, that such Persons agree to be bound by this Agreement and to become parties hereto, and provided, further that any such issue of the Remaining New Securities must be completed within 60 days of the Invitation given with respect to the said New Securities.

     4. Rights of First Refusal and Co-Sale on Dispositions.

         (a) If at any time any Major Shareholder desires to sell or transfer all or any part of the Servicesoft Shares owned by such Major Shareholder, such Major Shareholder (the "OFFEROR"), shall submit, prior to consummating any such sale or transfer, a written offer (the "OFFER") concurrently to the Company and to each of the Major Shareholders to sell such Servicesoft Shares (for purposes of this Section 4, the "OFFERED SHARES").

         (b) Such Offer shall be at least as favorable to the Company and the Major Shareholders as those on which the Offeror proposes to sell the Offered Shares to the prospective purchaser or transferee (the "PROPOSED TRANSFEREE"). The Offer shall disclose the name and address of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Servicesoft Shares owned by the Offeror, the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale. The Offer shall further state that either the Company or the Major Shareholders may acquire, in accordance with the provisions of this Agreement, all (but not less than all) of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

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         (c) The Company shall communicate in writing its election to either purchase all (but no less than all) or none of the Offered Shares to the Offeror and to the Major Shareholders, which communication shall be delivered in person or mailed to the Offeror and the Major Shareholders at the address set forth in accordance with Section 10 below within seven days of the date the Offer is made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sale of the Offered Shares to be sold to the Company pursuant to this Section 4 shall be made at the offices of the Company on the 20th day following the date the Offer is made (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Offeror's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Company against payment to the Offeror of the purchase price therefor by the Company.

         (d) In the event that the Company elects not to purchase the Offered Shares, each Major Shareholder shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Servicesoft Shares then owned by such Major Shareholder and the denominator of which shall be the aggregate number of Servicesoft Shares then owned by all of the non-selling Major Shareholders. The amount of Offered Shares that each Major Shareholder is entitled to purchase under this Section 4(d) shall be referred to as its "PERCENTAGE."

         (e) The non-selling Major Shareholders shall have a right of oversubscription such that if any Major Shareholder fails to accept the Offer as to its Percentage, the other non-selling Major Shareholders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Major Shareholder by accepting the Offer as to more than its Percentage. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Major Shareholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Percentages or as they may otherwise agree among themselves.

         (f) If a Major Shareholder desires to purchase all or any part of the Offered Shares, said Major Shareholder shall communicate in writing its election to purchase to the Offeror, which communication shall state the number of Offered Shares said Major Shareholder desires to purchase and shall be delivered in person or mailed to the Offeror at the address set forth in accordance with
Section 12 below within 14 days of the date of the Offer in Section 4(b) above is made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Major Shareholder's right to purchase more than its Percentage).

         (g) If the Company and/or the Major Shareholders fail to exercise their respective rights to purchase all of the shares of Offered Shares described in the Offer following the exercise or expiration of the rights of purchase described above, then each Major Shareholder shall then have the right, exercisable upon written notice to the Offeror within 21 days after


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delivery of the Offer, to participate as provided below in this Section 4(g) in such sale of Offered Shares on the same terms and conditions; provided, however, that the Series I Holders and Series J Holders shall not be eligible to participate in such sale or transfer in accordance with the provisions of this
Section 4(g); and provided further, however, that the co-sale provisions of this
Section 4(g) shall not apply to sales or transfers of shares of Series I Preferred (or any Common Stock issued upon conversion thereof) made by the Series I Holders or to sales or transfers of shares of Series J Preferred (or any Common Stock issued upon conversion thereof) made by the Series J Holders. Such notice shall indicate the number of Servicesoft Shares such Major Shareholder wishes to sell under such Major Shareholder's right to participate. To the extent one or more of the Major Shareholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of Servicesoft Shares that the Offeror may sell in the transaction shall be correspondingly reduced.

         (h) Each Major Shareholder may sell all or any part of that number of Servicesoft Shares equal to the product obtained by multiplying (x) the aggregate number of shares of Offered Shares covered by the Offer (less shares purchased by the Company or the Major Shareholders pursuant to Sections 4(c) and 4(d)) by (y) a fraction the numerator of which is the number of Servicesoft Shares held by the Major Shareholder at the time of the sale or transfer and the denominator of which the aggregate number of Servicesoft Shares then owned by all non-selling Major Shareholders on the date of the Offer.

         (i) Each Major Shareholder who elects to participate in the sale pursuant to this Section 4(g) (a "PARTICIPANT") shall effect its participation in the sale by promptly delivering to the Company as escrow agent (the "ESCROW AGENT") for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer which represent:

               (i) the type and number of shares of Common Stock which such Participant elects to sell; or

               (ii) that number of shares of Series H Preferred or Exchangeable Shares which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the Proposed Transferee objects to the delivery of such Series H Preferred, Exchangeable Shares, Series I Preferred or Series J Preferred in lieu of Common Stock, such Participant shall convert such Series H Preferred, Exchangeable Shares, Series I Preferred or Series J Preferred into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

         (j) The stock certificate or certificates that the Participant delivers to the Escrow Agent shall be transferred to the Proposed Transferee in consummation of the sale of Servicesoft Shares pursuant to the terms and conditions specified in the Offer, and the Escrow Agent shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase shares or other Securities from a Participant exercising its rights of co-sale hereunder, such Offeror shall not sell to such Proposed Transferee any Servicesoft Shares unless and until, simultaneously with


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such sale, such Offeror shall purchase such shares or other Securities from such
Participant on the same terms and conditions specified in the Offer.

         (k) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more transfers of Servicesoft Shares made by other Major Shareholders shall not adversely affect their rights to participate in subsequent sales of Servicesoft Shares.

         (l) If none of the Major Shareholders elect to participate in the sale of the Offered Shares, such Offeror may, not later than 120 days following delivery to the Company of the original Offer, enter into an agreement providing for the closing of the sale or transfer of the Offered Shares covered by the Offer on terms and conditions materially no more favorable to the Proposed Transferee than those described in the Offer; provided, however, that no Major Shareholder shall be permitted to transfer the Offered Shares to a competitor of the Company. Any proposed transfer on terms and conditions materially more favorable to the Proposed Transferee than those described in the Offer, as well as any subsequent proposed transfer of any of the Servicesoft Shares held by the Offeror, shall again be subject to the co-sale rights and right of first refusal of the Major Shareholders and shall require compliance by a Offeror with the procedures described in this Section 4.

         (m) Sales of the Offered Shares to be sold to the purchasing Major Shareholders pursuant to this Section 4 shall be made at the offices of the Company on the 20th day following the date the Offer is made (or if such 20th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Offeror's delivery to each purchasing Major Shareholder of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Major Shareholder against payment to the Offeror of the purchase price therefor by such purchasing Major Shareholder.

         (n) At the Company's option, it can require that a conveyance of Servicesoft Shares to a person other than a Major Shareholder be conditioned upon the receipt by the Company of either (i) an opinion of legal counsel reasonably satisfactory to it that no violation of any securities laws or loss of exemption from registration under any such laws will result from such a conveyance, or (ii) a "no action" letter from the Commission to the same effect covering such conveyance and an equivalent ruling from each applicable state authority.

         (o) The Certificate provides that all of the Company's stockholders (including those who are not Major Shareholders) except the Series I Holders and Series J Holders are prohibited from selling or transferring any shares of Common Stock of the Company without first offering the Company a first right of refusal, as more fully specified in the Certificate.

         (p) Nothing in the foregoing subsections of this Section 4 shall be construed to alter the fact that the Exchangeable Shares are not transferrable by their holders except according to their terms as set out in the articles of incorporation of Servicesoft Canada.

     5. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Section 4 shall not apply to transfers to (i) a Related Person (as defined below) or (ii) a trust for the benefit of any individual Major Shareholder, provided, that the trust instrument


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governing said trust shall provide that such Major Shareholder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Servicesoft Shares until the termination of this Agreement, provided, that such transferee is not competitor of the Company and that such transfer does not violate any applicable federal or state securities laws (each, a "Permitted Transferee"). A "Related Person" means with respect to any Major Shareholder (x) any Person which is controlled by, controls or is under common control with such Holder, (y) any partner, shareholder or similar equity holder of such Major Shareholder or such Person described in clause (x) above which receives securities in connection with a windup, liquidation or similar dissolution of such Major Shareholder or such Person, or (z) any individual, charitable trust or similar organization which receives Servicesoft Shares from a Major Shareholder as part of a testamentary transfer by such Major Shareholder. For purposes hereof, "control" and its derivatives shall mean, with respect to any Person, the power to direct and control the management or policies of such Person, whether through the beneficial ownership of voting securities or interests, by contract or agreement or otherwise. In the event of any such transfer, other than pursuant to clause (ii) of this Section 5, such Permitted Transferee of the Servicesoft Shares shall hold the Servicesoft Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement and shall deemed a Major Shareholder for all purposes hereof.

     6.   Board of Directors.

          (a) Election of Directors. Each Major Shareholder agrees to vote all of its Servicesoft Shares at all elections of directors of the Company so that the Board shall consist of up to eight members. Pursuant to the foregoing, each Major Shareholder agrees to vote its Servicesoft Shares in order to elect the following persons to the Board:

               (i) the Chief Executive Officer of the Company, who shall initially be Chris Butler,

               (ii) one nominee designated by a majority-in-interest of the Major Shareholders holding more than 500,000 Exchangeable Shares exchangeable for Series H Preferred as of the date hereof, acting collectively,

               (iii) one nominee designated by a majority-in-interest of the Major Shareholders holding Series H Preferred as of the date hereof, acting collectively,

               (iv) one nominee of CIBC WMV Inc. ("CIBC"),

               (v) one nominee of Sofinov, Societe Financiere D'Innovation Inc., unless such nominee is the nominee of the Exchangeable Shares pursuant to clause
(ii) above, and

               (vi) one nominee to be agreed upon by the Board, who shall initially be Mark Skapinker, and

               (vii) two independent nominees to be agreed upon by the Board.



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         Each Major Shareholder further agrees to vote its Servicesoft Shares to remove any member of the Board (a "DIRECTOR") whose removal is requested by the Person or Persons who nominated such Director. Additionally, the Board shall have the discretion to appoint additional persons to attend all regularly scheduled Board meetings as observers, subject to Board approval as to the specific individuals who can attend meetings. CIBC, FT Ventures and Goldman
Sachs shall each have the right to appoint one such observer (together, the "PERMITTED OBSERVERS"), and such Permitted Observers shall have the right to attend any board meeting at which the Director nominated by such entity is not present unless to do so would, in the opinion of the Company, unreasonably disrupt the conduct of the meeting. If and when the Board conducts such meetings by telephone, the Permitted Observers will be invited to participate. The Permitted Observers will be sent notices of such Board meetings and a copy of all Board meeting materials in the same manner as and when Directors are sent such notices and materials, which materials are to be treated as strictly confidential by such Permitted Observers and are not to be made available or distributed to any other person. Directors and any observers are expected to recuse themselves from any meetings or portions of meetings regarding subjects that involve a potential or actual conflict of interest for the Major
Shareholder represented by that person and the Board can exclude a Director or observer from a meeting under such circumstances.

         (b) Meeting; Expenses. The Company shall use its best efforts to ensure that meetings of its Board are held at least four times each year and at least once each calendar quarter. The Company shall also provide to each Director and each Permitted Observer upon request copies of all notices, reports, minutes and consents with respect to any committee. Directors shall be reimbursed for their reasonable expenses in attending Board meetings. The reasonable expenses of the Permitted Observers shall also be reimbursed.

         (c) Committees. In the event the Directors delegate any of their powers which may be so delegated to any committee of the Board, for so long as CIBC is entitled to nominate a Director to the Board, the members of the Board will nominate and elect to each such committee the Director nominated by CIBC.

         (d) Information. The Company acknowledges that a Major Shareholder may have, from time to time, information that may be of interest to the Company regarding a wide variety of matters including, by way of example only, (1) the Major Shareholder's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments the Major Shareholder has made, may make, may consider, or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company ("INFORMATION"). Such Information may or may not be known by the Director or observer appointed by the Major Shareholder. The Company, as a material part of the consideration for this Agreement, agrees that the Major Shareholder and its Director or observer (as applicable) shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based


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on the corporate opportunity doctrine or otherwise that could limit the Major
Shareholder's ability to pursue the opportunities based on such Information or that would require the Major Shareholder or observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

     7.   Rights in Corporate Events.

          (a) Corporate Event. A "CORPORATE EVENT" shall mean any of the following, whether accomplished through one or a series of related transactions:
(i) the acquisition of all or substantially all the assets of the Company, (ii) an acquisition of the Company by consolidation, merger, share purchase or exchange, or other reorganization or transaction in which the holders of all of the outstanding Servicesoft Shares immediately prior to such transaction own, immediately after such transaction, Securities representing less than 50% of the voting power of the corporation or any entity surviving such transaction, and
(iii) any other transaction or series of related transactions (excluding any exercise or exercises of stock options and the warrant issued to Intel Corporation ("INTEL") to purchase Series H Preferred) that would result in a greater than 25% change in the total outstanding number of shares of Series H Preferred or any other class of voting Securities of the Company. The Company agrees that it will provide Intel with written notice (by telefax and regular mail) of any written offer from another Major Shareholder for a proposed Corporate Event no less than 30 days prior to the date the Company accepts such offer or proposed Corporate Event unless, in the Board's reasonable judgement, the Company has less than 30 days to act on an offer in which event it will provide notice to Intel within one business day of when it first receives such offer for a proposed Corporate Event. In addition, the Company agrees that it will provide Intel, within one business day of the Company's becoming aware thereof, with written notice of any written offer from another Major Shareholder to acquire 20% or more of the Company's outstanding voting Securities.

          (b) Unsolicited Offer/Solicited Offer. An "UNSOLICITED OFFER" means
(i) any offer for a proposed Corporate Event received from another Major Shareholder in the absence of any act taken by any officer or Director of the Company with the intent of soliciting such offer, and (ii) any proposal or offer by the Company to such third Major Shareholder or from such third Major Shareholder for a proposed Corporate Event arising from negotiations that followed the receipt of an offer described in Section 7(b)(i). Any offer for a proposed Corporate Event that is not an Unsolicited Offer shall be deemed a Solicited Offer.

          (c) Solicitation of Offers for Corporate Events.

               (i) Solicitation Notice. The Company agrees that prior to soliciting any offers (other than an offer described in Section 7(a)(ii) above) for a proposed Corporate Event (a "PROPOSED EVENT"), the Company will provide Intel with written notice of such intent to solicit offers (a "SOLICITATION NOTICE"), including such terms and conditions of the Proposed Event as are provided to other prospective offerors for the Corporate Event.

               (ii) Different Terms and Conditions. In the event that the Company proposes to accept a Solicited Offer for the consummation of a Proposed Event on terms and conditions that are not at least as favorable as the terms and conditions specified in the last


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Solicitation Notice, the Company agrees to provide Intel with Solicitation
Notice pursuant to Section 7(c)(i). Without limiting the generality of the foregoing, a purchase price that is 95% or less of the purchase price in the last Solicitation Notice received by Intel shall be deemed not to be at least as favorable as the terms and conditions as specified in the last Solicitation Notice and shall require the Company to deliver to Intel a new Solicitation Notice.

         (d) Unsolicited Offers for Corporate Event. If the Company receives a written Unsolicited Offer from another Major Shareholder for a proposed Corporate Event (an "OFFERED EVENT"), the Company agrees that it will provide Intel with written notice of the Offered Event including such terms and conditions of the Offered Event as are provided to prospective offerors for the Offered Event other than the Major Shareholder making the Unsolicited Offer. If the Company proposes to accept the Offered Event or recommend that its shareholders approve the Offered Event, the Company agrees that it will provide Intel with written notice of its intention.

         (e) Confidentiality and Fiduciary Obligations. No action of the Company (including of the Board) shall be prohibited by or be deemed a breach of this
Section 7 if the Board determines in good faith, upon the advice of outside legal counsel, that such action would be required by reasons of a confidentiality agreement with another Major Shareholder offeror or the fiduciary duties of the Board to the Company's stockholders under applicable law, provided, however, that in the event that the Company takes an action pursuant to this Section 7 and such action involves the solicitation of, or the proposal by the Company to accept, an offer for a proposed Corporate Event, the parties agree, notwithstanding any other provision herein, that such proposed Corporate Event will be treated as an Offered Event pursuant to the terms of
Section 7(d).

         (f) Termination of Rights. The rights of Intel under Sections 7(b) through 7(e) shall terminate on February 10, 2003; provided, however, that Intel's rights under such sections of this Section 7 shall remain in full force and effect with respect to any Corporate Event, Unsolicited Offer, Solicited Offer and Offered Event for which Intel has received, or been entitled to receive, notice from the Company prior to such date.

     8. Liquidation Preference. In the event of a Liquidation Event (as defined in the Certificate), the Certificate provides that the holders of Series H Preferred (including the holders of Exchangeable Shares exchangeable for Series H Preferred) shall be entitled to receive the Series H Preference Amount (as defined therein). Such holders agree that the Series H Preference Amount shall be distributed among them based on their prior status as shareholders of the Company or Balisoft Technologies, Inc. as Ontario, Canada corporation ("BALISOFT") on the basis specified in Schedule B (the "INDIVIDUAL PREFERENCE AMOUNTS"). If the assets or surplus funds to be distributed to the holders of Series H Preferred (including the holders of Exchangeable Shares exchangeable for Series H Preferred), the Series I Preferred and the Series J Preferred in accordance with the Certificate are insufficient to permit the payment to such holders of their full Individual Preference Amounts, the assets and surplus funds legally available for distribution shall be distributed ratably among such holders in proportion to the full Individual Preference Amounts each such holder would otherwise be entitled to receive as between the holders of the Series H Preferred (collectively), the Series I Preferred (collectively) and the Series J Preferred (collectively) in accordance with the Certificate, and as between each individual holder of Series H Preferred in accordance with this Agreement.

     9. Drag Along. In the event that the Company's shareholders that beneficially own on a collective basis at least 65% of the issued and outstanding Securities of the Company (the "Approving Shareholders") determine to approve any transaction between the Company and a third party that contemplates the acquisition of 100% of the Company's outstanding Securities by the third party or determines to tender or exchange their Securities in a transaction proposed by any third party in which such third party would acquire 100% of the Company's outstanding Securities directly from the shareholders of the Company, then in such event the Approving Shareholders shall have the right, exercisable upon ten days' prior written notice (the "Transaction Notice"), to require each of the Major Shareholders and the Executive to approve such transaction and tender or exchange the Securities of the Company currently held by them to such third party offeror on the same terms and conditions, including the per share price and date of sale, as are received by the Approving Shareholders and stated in the Transaction Notice.

     10. Restrictions.

         (a) So long as any Series I Preferred is outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more 50% of the Series I Preferred then outstanding:

               (i) amend or repeal any provision of, or add any provision to, the Certificate or the By-Laws of the Company that changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series I Preferred;

               (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series I Preferred in rights of redemption, liquidation preference, voting or dividends;

         (b) So long as any Series J Preferred is outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more 50% of the Series J Preferred then outstanding:

               (i) amend or repeal any provision of, or add any provision to, the Certificate or the By-Laws of the Company that adversely affects the voting powers, preferences, or other special rights or privileges, or restrictions of the Series J Preferred;

               (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior or pari passu to the Series J Preferred in rights of redemption, liquidation preference, voting or dividends;

         (c) So long as any Series I Preferred or Series J Preferred is outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more 50% of the Series I Preferred and Series J Preferred (voting as a single class) then outstanding:

               (i) amend or repeal any provision of, or add any provision to either Sections 10(c) or (e) or increase or grant any additional rights to the holders of the Series H Preferred under Section 10(d); or

               (ii) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock or Preferred Stock otherwise than by redemption in accordance with Article IV, Section B(5) of the Certificate; provided, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its Subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares at cost or the repurchase of shares of Common Stock or Preferred Stock upon exercise of the Company's right of first refusal in accordance with Article V of the Certificate or Section 4 of this Agreement.

         (d) So long as any Series H Preferred is outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50% of the Series H Preferred (including the Exchangeable Shares exchangeable for the Series H Preferred (voting as a separate class) then outstanding:

               (i) amend or repeal any provision of, or add any provision to, the Certificate or the By-Laws of the Company that changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series H Preferred; or

               (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series H Preferred in rights of redemption, liquidation preference, voting or dividends;

         (e) So long as any Series H, Series I and/or Series J Preferred are outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of more than 50% of the Series H (including the Exchangeable Shares for the Series H Preferred), Series I Preferred and Series J Preferred (voting together as a single class) then outstanding:

               (i) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a par with such preference or priority of any Preferred Stock;

               (ii) issue or pay or declare any dividend or distribution on any shares of its capital stock or other equity securities (other than shares of
Common Stock) or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock or other equity securities other than (A) the Series H, Series I and Series J Preferred except pursuant to and in accordance with the terms of the Certificate, (B) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its Subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares at cost or (C) the repurchase of shares of Common Stock or Preferred Stock upon exercise of the Company's right of first refusal in accordance with Article V of the Certificate or Section 4 of this Agreement;

               (iii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Company ranking on parity with any Preferred Stock in rights of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

               (iv) consolidate or merge into or with any other entity or entities (except a consolidation or merger in which the beneficial owners of the Company's capital stock immediately prior to such transaction continue to hold directly or indirectly not less than 51% of the voting power in the resulting entity), or sell, mortgage or transfer all or substantially all its assets, or enter into any other transaction or series of transactions the effect of which would be the transfer in a single or series of related transactions of all or substantially all of the assets of Company;

               (v) permit any Subsidiary to consolidate or merge into or with any other entity or entities (except a consolidation or merger in which either the Company or the beneficial owners of the Company's capital stock immediately prior to such transaction continue to hold directly or indirectly not less than 51% of the voting power in the resulting entity), or sell, mortgage or transfer all or substantially all the assets of any Subsidiary, or enter into any other transaction or series of transactions the effect of which would be the transfer in a single or series of related transactions of all or substantially all of the assets of any Subsidiary, except that any Subsidiary may (A) consolidate or merge into or with any other Subsidiary or the Company, or (B) sell or transfer all or substantially all of its assets to any other Subsidiary or the Company;

               (vi) authorize any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock;

               (vii) increase the number of shares of Common Stock reserved for issuance under the Corporation's stock option and grant plans without the approval of a majority of the members of the Board of Directors who are not employees of the Company;

               (viii) approve any voluntary dissolution, liquidation or winding up of the affairs of the Company;

               (ix) make, or permit any Subsidiary to make, any material change in the nature of its business as set forth in its current operating plan; or

               (x) increase the authorized size of the Board above eight members.

     11. Additional Covenants.

          (a) Financial Statements, Reports, Etc. The Company shall furnish the following information to each Major Shareholder based upon the understanding of such Major Shareholder that such information may be used solely for evaluating the Company, and that it shall not be disclosed to any third party, except as provided in this Agreement:

               (i) within 90 days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be certified by a firm of independent public accountants of recognized national standing selected by the Board, with the approval of the Company's stockholders;

               (ii) within 30 days after the end of each calendar quarter in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its Subsidiaries, if any, and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with such statements as requested by the Board;

               (iii) (x) within 30 days after the beginning of each fiscal year an annual budget and operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto); and (y) as soon as practicable after the end of each month, and in any event within 30 days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to budget and plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments need not have been made;

               (iv) at the time of delivery of each annual financial statement pursuant to Section 10(a)(ii), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the terms of the Series H, Series I and Series J Preferred to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series H, Series I and Series J Preferred or, if such officer has such knowledge, specifying such default and the nature thereof;

               (v) at the time of delivery of each quarterly statement pursuant to Section 10(a)(ii), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

               (vi) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries; and

               (vii) promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Major Shareholder reasonably may request.

         (b) Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series H, Series I and Series J Preferred (including all of the Series H Preferred issuable upon exchange of the Exchangeable Shares) and the Exchangeable Shares exchangeable only for Common Stock from time to time outstanding, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of such shares. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of such shares, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes; provided, however, that nothing in this Section 11(b) shall supersede Sections 10(c)(vi) above, and the Company shall not issue any shares of Common Stock if, after giving effect thereto, there would not be a sufficient amount of authorized but unissued Common Stock necessary to affect the conversion of the Series H, Series I and Series J Preferred (including all of the Series H Preferred issuable upon exchange of the Exchangeable Shares) and the Exchangeable Shares exchangeable only for Common Stock as of such time of issuance. The Company will use all reasonable best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series H, Series I and Series J Preferred (including all of the Series H Preferred issuable upon exchange of the Exchangeable Shares) and the Exchangeable Shares exchangeable only for Common Stock.

         (c) Properties, Business and Insurance. The Company shall maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as it, in the Company's best judgment after due injury, customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policies. If requested by Major Shareholders holding at least a majority of the outstanding Series H Preferred (including the holders of Exchangeable Shares on an as-converted basis), Series I Preferred and Series J Preferred, the Company will add one designee of such Major Shareholders as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         (d) Directors and Officers Insurance. At such time as the Board determines that it is in the best interests of the Company to obtain directors and officers insurance, the Company will use its best efforts to obtain and maintain in good standing comprehensive directors and officers insurance for the directors and officers of the Company.

         (e) Inspection and Consultation. The Company shall permit and cause each of its Subsidiaries to permit each Major Shareholder and such Persons as it may designate, provided that such Persons sign the Company's standard confidentiality agreement, at such Major Shareholder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Major Shareholder and such designees such affairs, finances and accounts) and consult with the management of the Company and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

         (f) Restrictive Agreements Prohibited. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Combination Agreement (including all agreements and instruments entered into by the Company pursuant thereto), the Series I Purchase Agreement, the Series J Purchase Agreement, the Registration Rights Agreement or the Certificate.

         (g) Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board, neither the Company nor any of its Subsidiaries shall enter into any transaction with (1) any Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, the Company, (2) any Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity Securities of the Company or a Person described in clause (1) above, (3) any Person of whom the Company is a partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity Securities, (4) any Person in whom the Company has a substantial beneficial interest, or (5) any relative or spouse of any of the foregoing Persons described in clause (1), (2), (3) or (4) above, except for transactions on customary terms related to a person's employment with the Company or any of its Subsidiaries.

         (h) Compensation. The compensation to be paid to each future officer of the Company employed after the date hereof and any change in compensation of any current officer of the Company shall be recommended by the Compensation Committee of the Board and approved by a majority of the Directors.

         (i) By-laws. The Company shall at all times cause its By-laws to provide that, unless otherwise required by the laws of the State of Delaware,
(a) any two Directors or (b) any holder or holders of at least 25% of the outstanding shares of Series H Preferred (including the holders of Exchangeable Shares on an as-converted basis), Series I Preferred and Series J

Preferred (voting together as a single class), shall have the right to call a meeting of the Board or stockholders. The Company shall at all times maintain provisions in its By-laws and/or Certificate indemnifying all Directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

         (j) Employee Nondisclosure and Developments Agreements. The Company shall obtain, and shall cause its Subsidiaries to obtain, employee nondisclosure and developments agreements from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its Subsidiaries, upon their employment by the Company or any of its Subsidiaries.

         (k) Maintenance of Ownership of Subsidiaries. Except with the approval of the Board, the Company shall not sell or otherwise transfer any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary.

         (l) Distribution by Subsidiaries. The Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution or, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

         (m) Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect is business or condition, financial or otherwise.

         (n) Keeping of Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entities will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         (o) U.S. Real Property Interest Statement. Upon a written request by any Major Shareholder who is, or in whom a partner is, a "foreign person" for purposes of Section 897 of the Internal Revenue Code, the Company shall provide such Major Shareholder with a written statement informing the Major Shareholder whether such Major Shareholder's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation
Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Major Shareholder shall be delivered to such Major Shareholder within 30 days of such Major Shareholder's written request therefor.

         (p) Debt, Etc. The Company shall not, without the approval of the Board, incur any debt or pledge or grant a security interest in its assets, other than for working capital purposes in the ordinary course of the Company's business, or issue any guarantee.

         (q) Small Business Investment Act Regulations. Each of the Major Shareholders agrees to vote its securities in favor of any amendment or action set forth in Section 6.3 of the Series J Purchase Agreement in order to effectuate compliance with the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended.

     12. Termination. This Agreement, and the respective rights and obligations of the Major Shareholders, shall terminate on the closing of a Qualified Public Offering.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or mailed by first class, registered or certified mail, postage prepaid, or if transmitted by fax or other form of recorded communication tested prior to transmission to such party, to (i) in the case of notice to a Major Shareholder, each Major Shareholder at its respective address specified on Schedule A, or to such other address as the addressee shall have furnished to the other Major Shareholders hereto in the manner prescribed by this Section 13 or (ii) in the case of the Company at Two Apple Hill Drive, Natick, MA 01760, Attention: Chris Butler, Fax: (508)-655-0473.

     14. Failure to Deliver Shares. If a Major Shareholder becomes obligated to sell any Servicesoft Shares to another Major Shareholder under this Agreement and fails to deliver such Servicesoft Shares in accordance with the terms of this Agreement (the "Non-delivering Major Shareholder"), such other Major Shareholder may, at its option, in addition to all other remedies it may have, send to the Non-delivering Major Shareholder the purchase price for such Servicesoft Shares as is herein specified. Thereupon, the Company upon written notice to the Non-delivering Major Shareholder, (a) shall cancel on its books the certificate or certificates representing the Servicesoft Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Major Shareholder a new certificate or certificates representing such Servicesoft Shares, and thereupon all of the Non-delivering Major Shareholders' rights in and to such Servicesoft Shares shall terminate.

     15. Specific Performance. The rights of the Major Shareholders under this Agreement are unique and, accordingly, the Major Shareholders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     16. Stock Certificate Legends. Each certificate evidencing the Servicesoft Shares issued on or after the date hereof, and each certificate issued on or after the date hereof for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form (in additional to any legend required under applicable state securities laws):

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAW, UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LEGALLY SOLD OR DISTRIBUTED PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WITHOUT REGISTRATION UNDER THEN APPLICABLE STATE AND FEDERAL LAWS.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTION ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDER, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS CERTIFICATE. NO TRANSFER OF SUCH SECURITIES SHALL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

         Upon request of a holder of such a certificate, the Company shall remove the foregoing legends from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, provided, that the Company receives either an opinion or a "no-action" letter to the effect that any transfer by such Holder of the securities evidenced by such certificate shall not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required. Notwithstanding the foregoing, upon request of a holder of such a certificate, the Company shall remove the second paragraph of the legend from the certificate or issue to such holder a new certificate therefor free of such second paragraph at any time after this Agreement and the Registration Rights Agreement have terminated or the holder of the certificate is no longer subject to the provisions of this Agreement.

         17. Entire Agreement. This Agreement constitutes the entire agreement among the Major Shareholders with respect to the subject matter hereof with regard to the Servicesoft Shares (or their predecessor securities) and supersede all prior agreements and understandings between them or any of them as to such subject matter including the Amended and Restated Shareholders Agreement.

         18. Waivers and Further Agreements. Any of the provisions of this Agreement may be waived with the written consent of Major Shareholders owning 67% of the Servicesoft Shares then owned by all Major Shareholders (calculated on an as-converted basis), provided, however, that no Major Shareholder (or group of Major Shareholders) shall lose their entitlement to representation on the Board under Section 6(a) as a result of this paragraph without their consent. Any waiver by any Major Shareholder of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the Major Shareholders agrees to execute all such further instruments and documents and to take all such further action as any other Major Shareholder may reasonably require in order to give effect to the terms and purposes of this Agreement and, in particular, each of the Major Shareholders agrees to exercise the voting rights attached to the Securities of the Company (or its Subsidiaries) held by it in order to give effect to the terms and purposes of this Agreement.

         19. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by Major Shareholders owning 67% of the Servicesoft Shares then owned by all Major Shareholders (calculated on an as-converted basis), provided, however, that no Major Shareholder (or group of Major Shareholders) shall lose their entitlement to representation on the Board under Section 6(a) as a result of this Section 19 without their consent; provided further, however, that Section 10(b) of this Agreement may not be amended except by an instrument in writing executed by the holders of a majority of the Series J Preferred then outstanding; provided further, however, that any subsequent purchaser of the Series J Preferred may become party to this Agreement by executing a signature page hereto and shall be a Major Shareholder for purposes of this Agreement. The Company shall amend Schedule A to reflect such subsequent purchasers and shall deliver a copy thereof to the other parties to this Agreement.

         20. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Major Shareholders and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

         21. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

         23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

"COMPANY"                             SERVICESOFT TECHNOLOGIES, INC.

                                      By: /s/ Chris Butler
                                          ------------------
                                          Chris Butler
                                          President and Chief Executive Officer


"MAJOR SHAREHOLDERS"


                                      /s/ Les Abelson
                                      ------------------------
                                      LES ABELSON



                                      /s/ Frederick R. Adler
                                      ------------------------
                                      FREDERICK R. ADLER


                                      AMERICAN FARM INVESTMENT CORPORATION


                                      By:
                                      Name:
                                      Its:



                                      /s/ Richard M. Bogoroch
                                      ------------------------
                                      RICHARD M. BOGOROCH


                                      CIBC WMV INC.


                                      By: /s/ T. Rosenberg
                                          --------------------
                                      Name: T. Rosenberg
                                      Its:  Managing Director




            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      ELRON ELECTRONICS INDUSTRIES LTD.


                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:


                                      FINANCIAL TECHNOLOGIES VENTURES L.P


                                      By: /s/ Initials
                                          --------------------
                                      Name:  Scott Wu
                                      Its:  Managing Member






                                      FINANCIAL TECHNOLOGIES VENTURES (Q) L.P.


                                      By: /s/ Initials
                                          --------------------
                                      Name:  Scott Wu
                                      Its:  Managing Member













            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      GEMINI ISRAEL II L.P.



                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:


                                      GEMINI ISRAEL II PARALLEL FUND L.P.



                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:


                                      ADVENT PGGM GEMINI L.P.



                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:


                                      GEMINI PARTNER INVESTORS L.P.



                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:






            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      /s/ Tony Graci
                                      ------------------------
                                      TONY GRACI, IN TRUST


                                      GREY ADVERTISING LTD.


                                      By: /s/ Illegible
                                          --------------------
                                      Name:
                                      Its:


                                      INTERNET CAPITAL GROUP, INC.


                                      By: /s/  C. Greendale
                                          --------------------
                                      Name:  C. Greendale
                                      Its:  M. Director


                                      INTEL CORPORATION


                                      By:
                                      Name:
                                      Its:


                                      J.L. ALBRIGHT II VENTURE FUND


                                      By: /s/  Gary Rubinoff
                                          --------------------
                                      Name:  Gary Rubinoff
                                      Its:





            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      LRJ TECHNOLOGIES INC.


                                      By:
                                      Name:
                                      Its:


                                      NETMANAGE INC.


                                      By: /s/ Z. Alon
                                          --------------------
                                      Name:  Zvi Alon
                                      Its:  Chairman and CEO


                                      ORIEN II, L.P.

                                      By: Orien II Partners, L.P.
                                      Its: General Partner

                                      By: Orien Ventures Partners, L.P.
                                      Its: General Partner


                                      By: /s/ George R. Kalan
                                          --------------------
                                      Name: George R. Kalan
                                      Its:  Managing General Partner

                                      SAMJANK INC.


                                      By: /s/ Christopher Eaton
                                          --------------------
                                      Name: Christopher Eaton
                                      Its:






            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      /s/ Gerald Segal
                                      ------------------------------
                                      GERALD SEGAL

                                      SIGMA PARTNERS IV, L.P.

                                      By: Sigma Management, IV, L.L.C.
                                      Its: General Partner

                                      By: /s/ Wade Woodson
                                      ------------------------------
                                      Name: Wade Woodson
                                      Its:  Managing Director

                                      SIGMA ASSOCIATES IV, L.P.

                                      By: Sigma Management IV, L.L.C.
                                      Its: General Partner

                                      By: /s/ Wade Woodson
                                      ------------------------------
                                      Name: Wade Woodson
                                      Its:  Managing Director

                                      SIGMA INVESTORS IV, L.L.C.

                                      By: Sigma Management IV, L.L.C.
                                      Its:

                                      By: /s/ Wade Woodson
                                      ------------------------------
                                      Name: Wade Woodson
                                      Its:  Managing Director




            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      SIGMA PARTNERS IV, L.P.

                                      By: Sigma Management, IV, L.L.C.
                                      Its: General Partner

                                      By: /s/ Robert E. Davoli
                                      ------------------------------
                                      Name: Robert E. Davoli
                                      Its:

                                      SIGMA ASSOCIATES IV, L.P.

                                      By: Sigma Management IV, L.L.C.
                                      Its: General Partner

                                      By: /s/ Robert E. Davoli
                                      ------------------------------
                                      Name: Robert E. Davoli
                                      Its:

                                      SIGMA INVESTORS IV, L.L.C.

                                      By: Sigma Management IV, L.L.C.
                                      Its:

                                      By: /s/ Robert E. Davoli
                                      ------------------------------
                                      Name: Robert E. Davoli
                                      Its:




            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      SIGMA PARTNERS V, L.P.

                                      By: Sigma Management, IV, L.L.C.
                                      Its: General Partner

                                      By: /s/ C. Haas
                                         ---------------------------
                                      Name:  Clifford L. Haas
                                      Its:  Managing Director

                                      SIGMA ASSOCIATES V, L.P.

                                      By: Sigma Management V, L.L.C.
                                      Its: General Partner

                                      By: /s/ C. Haas
                                         ---------------------------
                                      Name:  Clifford L. Haas
                                      Its:  Managing Director


                                      SIGMA INVESTORS V, L.L.C.

                                      By: Sigma Management IV, L.L.C.
                                      Its:

                                      By: /s/ C. Haas
                                         ---------------------------
                                      Name:  Clifford L. Haas
                                      Its:  Managing Director


           [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      SOFINOV, SOCIETE FINANCIERE D'INNOVATION
                                      INC., FILIALE DE LA CAISSE DE DEPOT ET
                                      PLACEMENTS DU QUEBEC


                                      By: /s/ Illegible
                                         ---------------------------
                                      Name:
                                      Its:

                                      /s/ F. Mark D'Annolfo
                                         ---------------------------
                                           MARK D'ANNOLFO






















           [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                      THE GOLDMAN SACHS GROUP, INC.


                                      By: /s/ Illegible
                                      -------------------------------
                                      Name:
                                      Its:



                                      STONE STREET FUND 2000, LLC


                                      By: /s/ Katherine L. Nissenbaum
                                      -------------------------------
                                      Name: Katherine L. Nissenbaum
                                      Its:  Vice President













            [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                MORGAN STANLEY DEAN
                                WITTER EQUITY FUNDING, INC.
                                (Print name of shareholder)


                                By: /s/ David Powers
                                ------------------------------
                                Name: David Powers
                                Its:  Vice President



                                ITOCHU TECHNO-SCIENCE
                                CORPORATION
                                (Print name of shareholder)


                                By: H. Satake
                                ------------------------------
                                Name:  H. Satake
                                Its: President




                                ITOCHU TECHNOLOGY, INC.
                                ------------------------------
                                (Print name of shareholder)


                               By: /s/ Takahiro Susaki
                                   ---------------------------
                                Name: Takahiro Susaki
                                Its:  President





                                ITOCHU CORPORATION
                                ------------------------------
                                (Print name of shareholder)


                                By: /s/ Eizo Kobayashi
                                    ------------------------------
                                Name: Eizo Kobayashi
                                Its:  Chief Operating Officer, Information
                                      Technology and Telecommunications Division

                                      Alf Saggese
                                      --------------------------
                                      (Print name of shareholder)


                                      By: /s/ Alf Saggese
                                      --------------------------
                                      Name:  MD Servicesoft EMEA
                                      Its:



                                      THE REEZ TRUST
                                      (Print name of shareholder)


                                      By: /S/ Illegible
                                      --------------------------
                                      Name:
                                      Its:




                                      ROBERT J. GALIUS
                                      (Print name of shareholder)


                                      By: /s/ Robert J. Galius
                                          ---------------------
                                      Name:  Robert J. Galius
                                      Its:



                                      ED BOYAJIAN
                                      --------------------------
                                      (Print name of shareholder)



                                      By: /s/ E. Boyajian
                                      --------------------------
                                      Name: Ed Boyajian
                                      Its:


                                      DANIEL KOSSMANN
                                      (Print name of shareholder)


                                      By: /s/ Daniel Kossmann
                                      --------------------------
                                      Name: Daniel Kossmann
                                      Its:

                                          Massood Zarrabian
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ Massood Zarrabian
                                        ----------------------------------------
                                      Name: Massood Zarrabian
                                      Its:


                                      CHET BARNARD
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ Chet Barnard
                                        ----------------------------------------
                                      Name:
                                      Its:




                                      PAUL MAGUIRE
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ Paul R. Maguire
                                        ----------------------------------------
                                      Name:
                                      Its:



                                      JEFF WHITNEY
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ J. Whitney
                                        ----------------------------------------
                                      Name:
                                      Its:

                                      JIM KELLER
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ Jim Keller
                                        ----------------------------------------
                                      Name:
                                      Its:  SVP, Strategic Alliances



                                      DALE KENNEDY
                                      ------------------------------------------
                                      (Print name of shareholder)


                                      By: /s/ Dale Kennedy
                                        ----------------------------------------
                                      Name:
                                      Its:

                                      /s/ Initials
                                      MARK SKAPINKER




           [SIGNATURE PAGE TO SECOND AMENDED SHAREHOLDERS AGREEMENT]

                                   SCHEDULE A

                               MAJOR SHAREHOLDERS

                MAJOR SHAREHOLDERS                  EXCHANGEABLE   EXCHANGEABLE     SERIES H       SERIES I          SERIES J
                                                       COMMON        PREFERRED      PREFERRED      PREFERRED        PREFERRED
Frederick R. Adler                                                                   528,426           30,488           103,211
c/o Jay Nickse
Venad Administrative Services, Inc.
342 Madison Avenue, #807
New York, NY 10173
Fax: 212-599-2526

American Farm Investment Corporation                                98,518
BCE Place, 161 Bay Street, 49th Floor
Toronto, Ontario M5J 2S1
Attn:  Gerry Schwartz
Fax: 416-362-5765

Richard M. Bogoroch                                   17,315                                            9,756             4,651
15 Caravan Drive
Don Mills, Ontario, M3B 1M9
Fax: 416-868-3134

CIBC WMV Inc.                                                                                       1,219,512           350,831
161 Bay Street, 8th Floor
BCE Place
Toronto, Ontario M5J 2F8
Attn: Teddy Rosenberg
Fax: 416-594-8037

Elron Electronics Industries Ltd.                                                    804,653
P.O. Box 1573
Haifa, Israel 31015
Attn: Doron Birger
Fax: 972-4-855-0248

Financial Technologies Ventures, L.P.                                                                   33,659          280,731
Financial Technologies Ventures (Q), L.P.                                                              941,951       (aggregate)
601 California Street, Suite 2200
San Francisco, CA 94108
Attn: Scott Wu
Fax: 415-229-3005

Gemini Israel II L.P.                                             226,820                              193,804          121,703
Advent PGGM Gemini L.P.                                           306,207*                              29,071           18,256
Gemini Israel II Parallel Fund L.P.                                34,023*                             261,637          164,299
Gemini Partner Investors L.P.                                                                            3,293            2,165
c/o Gemini Capital Fund
Management Ltd.
11 Galgalei Haplada Street
P.O. Box 12548
Industrial Zone
Herzlyia 46733 Israel
Attn: Tali Aben
Fax: 011-972-9-958-8442

Tony Graci, in trust                                                                                    24,390
c/o Graci & Associates
350 Bay Street, 9th Floor
Toronto, Ontario M5H 2SE
Fax: 416-367-4098

Grey Advertising Ltd.                                             141,759                               20,889
1881 Yonge Street
Toronto, Ontario M4S 3C4
Attn: Tony Russell
Fax: 416-488-7071

Intel Corporation                                                               840,329
2200 Mission College Boulevard                                                   63,025(1)
#SC4-210
Santa Clara, CA 95052
Attn:  Tamiko Hutchinson
Fax: 408-765-6038

Internet Capital Group, Inc.                                                    630,247                92,868          208,084
45 Milk Street
Boston, MA 02109
Attn: Chris Greendale
Fax: 617-338-7117

J.L. Albright II Venture Fund, L.P.                               708,808                             104,445          147,287
Canada Trust Tower
BCE Place, Suite 440
161 Bay Street
Toronto, Ontario,
CANADA M5J 2S1
Attn: Gary Rubinoff
Fax: 416-943-6160


--------

*Represents options exerciseable for Exchangeable Preferred Shares of Balisoft Ltd. which are exchangeable for Exchangeable Preferred.


1    Represents warrants to purchase Series H Preferred Stock.

George R. Kalan                                                                          12,238                            9,976
One Post Road
Fairfield, CT 06430
Fax: 203-259-5288

LRJ Technologies Inc.                               1,206,753(2)                         56,710
c/o Brightspark
20 Eglinton Avenue West
Suite 600
Toronto, Ontario M4R 1K8
CANADA
Attn: Mark Skapinker
Fax: 416-488-1988

NetManage Inc.                                                                          269,038
10725 N. De Anza Boulevard
Cupertino, CA 95014
Attn: Zvi Alon
Fax: 408-257-1101

Orien II, L.P.                                                                          778,640
c/o Orien Ventures, Inc.
One Post Road
Fairfield, CT 06430
Attn: George Kalan
Fax: 203-259-5288

Gerald Segal                                                                                                 2,439
c/o Robertson Stephens Evergreen Ltd.
96 Rothschild Blvd.
65224 Tel-Aviv Israel
Fax: 011-9723-710-8220

Sigma Partners V, L.P.                                                                                                   385,271
Sigma Partners IV, L.P.                                                                  649,555            85,666
Sigma Associates IV, L.P.                                                                169,697            34,732
Sigma Investors IV, L.P.                                                                  21,078             3,427
20 Custom House Street, Suite 830
Boston, MA 02110
Attn:  Bob Davoli
Fax: 617-330-7975

Sofinov, Societe Financiere D'Innovation Inc.,                    708,808                                  853,659       449,502
Filiale de la Caisse de Depot et Placements du
Quebec
1981avenue, McGill College, 7th Floor
Montreal, Quebec H3A 3C7
Attn: Sophie Forest
Fax: 514-847-2628

Samjank Inc.                                           97,319                                                             16,833
c/o I.L.S. (Corporate Services) Ltd.
Second Floor, Atlantic House
Circular Road
Douglas, 1M1 1S2 Isle of Man
Fax: 44-171-287-4243



--------

2    Exchanged into Common Stock of the Company.

Les Abelson                                           97,318                                                              16,833
PO Box 352
Kochav Yair
4486 Israel

Mark Skapinker                                                                                                            27,685
c/o Brightspark
20 Eglinton Avenue West
Suite 600
Toronto, Ontario M4R 1K8
CANADA
Fax: 416-488-1988

Morgan Stanley                                                                                                           110,742
2 International Place
Boston, MA 02109
Attn: Charles Sansbury
Fax: 617-856-8017

Mark D'Annolfo                                                                                                            11,074
95 Suffolk Road
Chestnut Hill, MA 02467

The Goldman Sachs Group, Inc.                                                                                            664,452
Stone Street Fund 2000, LLC                                                                                              110,742
Goldman Sachs
85 Broad Street
New York, NY 10004
FAX: 212-357-5505

Bob Gailus                                                                                                                16,661
50 Riverside Drive #2B
New York, NY 10024

Washington Mall Partners                                                                                                   7,420
c/o John Egan
120 Fulton St., 3D
Boston, MA 02109

ITOCHU Techno-Science Corporation                                                                                         44,297
ITOCHU Corporation                                                                                                        44,297
ITOCHU Technology, Inc.                                                                                                   22,148
3100 Patrick Henry Drive
Santa Clara, CA  95054
Attn:  Takayuki Fukuhara
Fax:  408-727-4619

Chris Butler                                                                                                              55,371
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Ed Boyajian                                                                                                                5,537
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760

Fax: (508) 655-0473

Daniel Kossmann                                                                                                           16,611
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Massood Zarrabian                                                                                                         22,148
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Chet Barnard                                                                                                               2,769
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Alf Saggese                                                                                                                9,967
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Paul Maguire                                                                                                               5,537
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Jeff Whitney                                                                                                               5,537
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Jim Keller                                                                                                                 9,967
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

Dale Kennedy                                                                                                               5,537
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473

The Reez Trust                                                                                                             9,967
c/o Kaplan Talkins
2900 John Street
Suite 1A
Markham, Ontario L3R 5G3
CANADA

                                   SCHEDULE B
                               PREFERENCE AMOUNTS

Securities Previously owned by Series H Preferred Holder                   Individual Preference Amounts
Series F Convertible Stock of the Company                                           $5,230,654
Series G Convertible Stock of the Company                                           $5,925,000
Preferred Shares of Balisoft Technologies Inc.                                      $8,047,532
Total Preference Amount                                                            $19,203,186